SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   F O R M 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         November 22, 2004
                                                 -------------------------------


                                NORTH BAY BANCORP
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             (Exact name of registrant as specified in its charter)

          California                    0-31080                 68-0434802
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(State or other jurisdiction of        (Commission            (IRS Employer
       incorporation)                  File Number)         Identification No.)

1190 Airport Road, Suite 101, Napa, California                     94558
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   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code        (707) 257-8585
                                                  ------------------------------

                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4c))

Item 8.01.   Other Matters


Three- for- Two Stock Split. On November 22, 2004, the Board of Directors of North Bay Bancorp approved a three-for-two stock split, which will be accounted for as a 50% stock dividend. The stock split will be effective once a certificate of amendment to North Bay's articles of incorporation is filed with the California Secretary of State. The amendment to articles will also result in a proportionate increase in North Bay's authorized, but unissued common stock. The anticipated effective date is December 6, 2004, with the additional shares to distributed on December 16, 2004. No shareholder approval is required.


A press release announcing the stock split was issued on November 23, 2004. A copy of the press release is attached to this Report as Exhibit 99.1.


Item 9.01.   Financial Statements and Exhibits.


             (c)  Exhibits.

             99.1 Press release announcing three-for-two stock split.



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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: November 23,  2004   NORTH BAY BANCORP



                                  /s/ Terry L. Robinson
                                 --------------------------------------------
                                 Terry L. Robinson, President and Chief
                                 Executive Officer (Principal Executive Officer)



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